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                                                                    Exhibit 23.1

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in the Registration Statement on Form F-1 of Pearson plc., of our report which is dated 6 March 2000, except for the information presented in Notes 31 and 34 for which the date is 12 May 2000, relating to the consolidated financial statements of Pearson plc, which are included in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
London, England
7 August 2000